Exhibit 10.5
AMENDMENT, CONSENT AND WAIVER
     This AMENDMENT, CONSENT AND WAIVER (this “Agreement”) is made and entered into as of the 5th day of June, 2007 by and among Tethys Petroleum Limited, a company incorporated and existing in the Island of Guernsey (“TPL”) (formerly known as Tethys Petroleum Investments Limited), and the individuals and entities who or which are signatories hereto.
     WHEREAS, CanArgo Energy Corporation, a Delaware corporation (“CanArgo”), and certain persons (the “Senior Noteholders”) have entered into a Note Purchase Agreement dated July 25, 2005 as amended (the “Note Purchase Agreement”), pursuant to which CanArgo issued $25,000,000 in aggregate principal amount of senior secured promissory notes due July 25, 2009 (the “Senior Notes”); and
     WHEREAS pursuant to a Conversion Agreement (the “Persistency Conversion Agreement”) dated as of June 5, 2007, among (1) CanArgo, (2) Persistency and (3) CanArgo Limited and a Note and Warrant Purchase Agreement (the “Note and Warrant Purchase Agreement”) dated as of March 3, 2006 constituting $13,000,000 in aggregate principal amount of senior subordinated promissory notes due September 1, 2009 (the “Senior Subordinated Notes”) Persistency agreed subject to certain conditions to convert its holding of Senior Subordinated Notes into ordinary shares with a nominal value of $0.10 each in TPL (the “Tethys Common Stock”); and
     WHEREAS CanArgo and the Senior Noteholders wish to amend the Note Purchase Agreement such that an aggregate of $10,000,000 of the entire principal amount of the Senior Secured Notes shall be converted into Tethys Common Stock pursuant to a Conversion Agreement (the “Senior Conversion Agreement”) dated as of June 5, 2007, among (1) CanArgo, (2) the holders of the Senior Notes (each hereby referred to as a “Senior Noteholder” and collectively as the “Senior Noteholders”) and (3) CanArgo Limited.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency or which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
     1. Definitions. Capitalized terms used herein but not otherwise defined have the meanings assigned to them in the Note Purchase Agreement.
     2. Consent and Waiver. Notwithstanding the provisions of any Loan Document to the contrary provided, in accordance with Section 18 of the Note Purchase Agreement, the Senior Noteholders hereby irrevocably and unconditionally consent to, and waive any rights they may have under the Note Purchase Agreement or any other Loan Documents in connection with, (i) the conversion of the Senior Subordinated Note held by Persistency into 2 million shares of Tethys Common Stock pursuant to the terms of the Persistency Conversion Agreement; (ii) the conversion of an aggregate of US$10 million of the entire principal amount of the Senior Notes issued and outstanding on the date hereof into 4 million shares of Tethys Common Stock pursuant to the terms of the Senior Conversion Agreement and (iii) the sale by CanArgo Limited of any shares of Tethys Common Stock it owns from time to time provided that CanArgo Limited shall receive a minimum price of $2.50 for each share of Tethys Common Stock it sells (the “Sell Down”) . The consents, amendments and waivers granted in this Section 2 only apply to the matters described in clauses (i), (ii) and (iii) above, and do not constitute a waiver of, or consent to, any other amendment to or waiver of any other provisions of the Loan Documents.
     3. Amendment of the Note Purchase Agreement.
          (a) Section 10 to the Note Purchase Agreement is hereby amended nunc pro tunc by the addition of the following new Section 10.8 to read in its entirety as follows:-
“Section 10.8 Conversion of Note into Tethys Common Stock. Notwithstanding the provisions of Section 10.7, the Purchasers shall have the right to convert each of their Notes into Tethys Common Stock as follows:
(a) Pursuant to the terms of the Conversion Agreement, a Purchaser may convert all or a portion of the outstanding principal into Tethys Common Stock at the Tethys Conversion Price. Any such conversions of a portion of the Notes shall be in minimum aggregate amounts of $100,000, or multiples thereof. For the avoidance of doubt, in the event that the holders of the Notes elect to convert their Notes into Tethys Common Stock pursuant to this Section 10.8, the shares of Tethys Common Stock which the relevant Noteholders shall be entitled to receive upon conversion pursuant to this Section shall be satisfied by the transfer of such number of shares of Tethys Common Stock by CanArgo Limited, a company incorporated under the laws of the Bailiwick of Guernsey, to the relevant Noteholder. The maximum principal amount of the Senior Notes which the Purchasers shall collectively be entitled to convert from time to time into Tethys Common Stock pursuant to this Section 10.8 shall not exceed US$10million.
(b) Upon the closing of a conversion, the Company shall authorize and cause to be issued to such Purchaser a certificate representing the applicable number of shares of Tethys Common Stock issuable upon such conversion in accordance with this Section 10.8.”
(c) There shall be added to the definitions set forth in Schedule B of the Note Purchase Agreement the following new definitions:-
“Tethys” means Tethys Petroleum Limited, a company incorporated under the laws of the Island of Guernsey.

“Tethys Common Stock” means the ordinary shares with a nominal value of $0.10 each in the capital of Tethys.
“Tethys Conversion Price” means US$2.50 per share of Tethys Common Stock.
“Conversion Agreement” means that certain Agreement dated as of June 5, 2007 by and among the Senior Noteholders, CanArgo and CanArgo Limited.
     4. Use of Proceeds from Sell Down. CanArgo shall apply the net proceeds received by CanArgo Limited pursuant to any Sell Down on the terms, and in the order of priority, stated below:-
(i)	first, in repaying any amounts outstanding to the Senior Noteholders under the Senior Notes (including, for the avoidance of doubt, interest due and payable on the repayment of the Senior Notes);

(ii)	second, in repaying any amounts outstanding to the holders of the Senior Subordinated Notes under the Senior Subordinated Notes (including, for the avoidance of doubt, interest due and payable on the repayment of the Senior Subordinated Notes);

(iii)	third, in repaying any amounts outstanding to Persistency under the 12% Subordinated Convertible Guaranteed Promissory Note due September 1, 2009 (including, for the avoidance of doubt, interest due and payable on the repayment of such Note); and

(iv)	finally, following payment of the amounts specified in sub-sections (i) to (iii) (inclusive), any surplus proceeds shall be distributed by CanArgo Limited as it shall in its sole discretion determine.
     5. Effect on Loan Documents. This Agreement and the amendments set forth herein are limited to the specific purpose for which it is entered into and, except as specifically set forth above, (a) shall not be construed as a consent, waiver, amendment or other modification with respect to any other term, condition or other provision of any Loan Document and (b) each of the Loan Documents shall remain in full force and effect and are each hereby ratified and confirmed.
     6. Miscellaneous.
          (a) Successors and Assigns; Headings; Choice of Law, etc. This Agreement shall be binding on and shall inure to the benefit of CanArgo, TPL and the Senior Noteholders and their respective successors and assigns, heirs and legal representatives; provided that neither CanArgo nor TPL may assign its rights hereunder without the prior written consent of the Required Holders. The headings in this

Agreement have been inserted for convenience purposes only and shall not be used in the interpretation or enforcement of this Agreement. The Agreement shall be interpreted and enforced in accordance with the laws of the State of New York, United States of America, applicable to contracts made in and to be performed in such State. There shall be no third party beneficiaries of any of the terms and provisions of this Agreement.
          (b) Entire Agreement; Amendments. This Agreement, including all documents attached hereto, incorporated by reference herein or delivered in connection herewith, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all other prior understandings, oral or written, with respect to the subject matter hereof and may not be amended, or any provision thereof waived, except by an instrument in writing signed by the parties hereto.
          (c) Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
          (d) Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be equally effective as the delivery of a manually executed counterpart of this Agreement.
     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their representatives, thereunto duly authorized, as of the day and year first above written.

CANARGO ENERGY CORPORATION
By:
Name:
Title:

SENIOR NOTEHOLDERS:

INGALLS & SNYDER VALUE PARTNERS L.P.

By:

Name:
Title:

Nikolaos D. Monoyios

Thomas L. Gipson

Arthur Koenig

Thomas L. Gipson IRA

Evan Janovic

Arthur Ablin

FLEDGLING ASSOCIATES, LLC
BY: HARTZ TRADING, INC., MANAGER

By:

Name:
Title:

Adam Janovic

Neil Janovic

Anthony Corso

John Gilmer

Martin Solomon

AGREED AND ACKNOWLEDGED

CANARGO LIMITED
By:
Name:
Title:

CANARGO LTD.
By:
Name:
Title:

CANARGO NORIO LIMITED
By:
Name:
Title:

CANARGO (NAZVREVI) LIMITED
By:
Name:
Title:

NINOTSMINDA OIL COMPANY LIMITED
By:
Name:
Title: